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                             NOTE PURCHASE AGREEMENT

                          Dated as of December 10, 2003

                                      Among

                           CONTINENTAL AIRLINES, INC.,

                            WILMINGTON TRUST COMPANY,
                        as Pass Through Trustee under the
                          Pass Through Trust Agreement

                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                 as Escrow Agent

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent







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

                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                            Page

SECTION 1.  Financing of New Aircraft........................................ 3
SECTION 2.  Conditions Precedent............................................. 6
SECTION 3.  Representations and Warranties................................... 7
SECTION 4.  Covenants........................................................11
SECTION 5.  Notices..........................................................12
SECTION 6.  Expenses.........................................................12
SECTION 7.  Further Assurances...............................................13
SECTION 8.  Miscellaneous....................................................14
SECTION 9.  Governing Law....................................................15

                                    SCHEDULES

Schedule I     Aircraft
Schedule II    Trust Supplement
Schedule III   Mandatory Economic Terms

                                      ANNEX

Annex A        Definitions

                                    EXHIBITS

Exhibit A      Form of Participation Agreement
Exhibit B      Form of Lease
Exhibit C      Form of Trust Indenture
Exhibit D-1    Form of Purchase Agreement Assignment (Seller not Manufacturer)
Exhibit D-2    Form of Purchase Agreement Assignment (Seller is Manufacturer)
Exhibit E      Form of Trust Agreement
Exhibit F      Form of Delivery Notice

                             NOTE PURCHASE AGREEMENT

            This NOTE PURCHASE AGREEMENT, dated as of December 10, 2003, among
(i) CONTINENTAL AIRLINES, INC., a Delaware corporation (the "Company"), (ii) WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under the Pass Through Trust Agreement (as defined below), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under the Escrow and Paying Agent Agreement (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under the Escrow and Paying Agent Agreement.

                             W I T N E S S E T H:

            WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

            WHEREAS, the Company has (i) previously taken delivery of the 34 Embraer EMB-145 XR aircraft listed in Part A of Schedule I hereto (the "EXISTING AIRCRAFT"), each of which has been leased to the Company pursuant to a separate lease agreement (collectively, the "EXISTING LEASES") and (ii) obtained commitments from the Manufacturer pursuant to the Purchase Agreement for the delivery of the two Embraer EMB-145 XR aircraft listed in Part B of Schedule I hereto (the "NEW AIRCRAFT" and, together with the Existing Aircraft, the "AIRCRAFT"), which the Manufacturer has advised the Company will be financed on delivery to the Company pursuant to interim leases substantially the same as the Existing Leases (together with the Existing Leases, the "INTERIM LEASES");

            WHEREAS, the Manufacturer, which is obligated to arrange lease financing of the Aircraft for the Company, wishes to arrange debt financing with respect to a portion of the purchase price of the Aircraft and, at the request of the Manufacturer, the Company has entered into this Agreement;

            WHEREAS, pursuant to the Basic Pass Through Trust Agreement and the Trust Supplement set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, a grantor trust (the "PASS THROUGH TRUST") has been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (the "CERTIFICATES") to provide for a portion of the financing of the Aircraft;

            WHEREAS, the Company has entered into the Underwriting Agreement dated as of December 3, 2003 (the "UNDERWRITING AGREEMENT") with the underwriters (the "UNDERWRITERS") named therein, which provides that the Company will cause the Pass Through Trustee to issue and sell the Certificates to the Underwriters on the Issuance Date;

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agent and the Depositary have entered into a Deposit Agreement, dated as of the Issuance Date, relating to the Pass Through Trust (the "DEPOSIT AGREEMENT") whereby the Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the "INITIAL DEPOSITS") and to permit the Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "DEPOSITS") and (ii) the Pass Through Trustee, the Underwriters, the Paying Agent and the Escrow Agent have entered into the Escrow and Paying Agent Agreement, dated as of the Issuance Date, relating to the Pass Through Trust (the "ESCROW AND PAYING AGENT AGREEMENT") whereby, among other things, (a) the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the Escrow Agent and (b) the Escrow Agent, upon the Depositary receiving such amount, agreed to deliver escrow receipts to be affixed to each Certificate;

            WHEREAS, upon receipt of a Delivery Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the Pass Through Trustee will enter into the applicable Financing Agreements relating to such Aircraft;

            WHEREAS, upon the financing of each Aircraft, the Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the Escrow Agent under the Deposit Agreement (or, if financed on the Issuance Date, with a portion of the proceeds from the offering of the Certificates); and

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Citibank, N.A. (the "LIQUIDITY PROVIDER"), has entered into a revolving credit agreement for the benefit of the Certificateholders with the Subordination Agent, as agent for the Pass Through Trustee (the "LIQUIDITY FACILITY") and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT");

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. FINANCING OF AIRCRAFT. (a) The Company confirms that (i) it has previously taken delivery of the Existing Aircraft under the Purchase Agreement and, as of the Issuance Date, leases as lessee the Existing Aircraft pursuant to the Existing Leases and (ii) ExpressJet Airlines, Inc. has entered into the Purchase Agreement with the Manufacturer pursuant to which ExpressJet Airlines, Inc. has agreed to acquire, and the Manufacturer has agreed to deliver, the New Aircraft in December 2003, all on and subject to terms and conditions specified in the Purchase Agreement. The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

            (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two Business Days' prior notice substantially in the form of Exhibit F hereto (a "DELIVERY NOTICE") of the scheduled closing date (the "SCHEDULED CLOSING DATE") (or, in the case of a substitute Delivery Notice under Section 1(e) or (f) hereof, one Business Day's prior notice) in respect of the financing of each Aircraft under this Agreement, which notice shall:

            (i) specify the Scheduled Closing Date of such Aircraft (which shall be a Business Day before the Cut-off Date) on which the financing therefor in the manner provided herein shall be consummated);

            (ii) instruct the Pass Through Trustee to instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the

Equipment Notes to be issued in connection with the financing of such Aircraft (except in the case of any such financing on the Issuance Date);

            (iii) instruct the Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Scheduled Closing Date specified in such Delivery Notice and to perform its obligations thereunder; and

            (iv) specify the principal amount of the Equipment Notes to be issued, and purchased by the Pass Through Trustee, in connection with the financing of such Aircraft scheduled to be financed on such Scheduled Closing Date (which shall in all respects comply with the Mandatory Economic Terms).

Notwithstanding the foregoing, in the case of any Aircraft to be financed hereunder on the Issuance Date, the Delivery Notice therefor may be delivered to the parties hereto on the Issuance Date.

            (c) Upon receipt of a Delivery Notice, the Pass Through Trustee shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Delivery Notice, PROVIDED that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto, with no changes therein other than such changes as shall be necessary to reflect the dates of the agreements, the serial number, registration number and tail number of the applicable Aircraft, the serial numbers of the applicable engines, the pricing and economic information (which shall not vary the Mandatory Economic Terms), the Loan Trustee's account information, the identity of the Seller and FAA filing information with respect to the Interim Leases and related documents and other identifying information relating to the Interim Leases and related documents. With respect to each Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as loan trustee under the Trust Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to each Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

            (d) [Intentionally omitted.]

            (e) If after giving any Delivery Notice, there shall be a delay in the delivery of the New Aircraft referred to therein, or if on the Scheduled Closing Date of an Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto a substitute Delivery Notice specifying the date to which the financing of such Aircraft shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agent shall be entitled to withdraw one or more Deposits under the Deposit Agreement to enable the Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, the Pass Through Trustee shall comply with its obligations under Section 5.01 of the Trust Supplement and thereafter the financing of such Aircraft, as specified in such substitute Delivery Notice, shall take place on the re-scheduled closing date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

            (f) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right to accept delivery of a New Aircraft under the Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such New Aircraft and promptly thereafter give the parties hereto a Delivery Notice specifying a Scheduled Closing Date not later than 90 days after the Delivery Date of such New Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled closing date therefor except (i) the re-scheduled closing date shall be deemed the Delivery Date of such New Aircraft for all purposes of this Section 1 and (ii) the related Financing Agreements shall be amended to reflect the original delivery of such New Aircraft to the Company.

            (g) If the scheduled Delivery Date for any New Aircraft is delayed beyond January 31, 2004, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a "SUBSTITUTE AIRCRAFT"):
(i) a Substitute Aircraft must be an Embraer EMB-145 XR aircraft manufactured after the date of this Agreement and (ii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any New Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the New Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such New Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such New Aircraft.

            (h) The Company shall have no liability for the failure of the Pass Through Trustee to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft.

            (i) The parties agree that if, in connection with the financing of a New Aircraft or Substitute Aircraft, any Owner Participant who is to be a party to any Financing Agreement shall be a "Citizen of the United States" within the meaning of Section 40102(a)(15) of the Act, then the applicable Financing Agreements may be modified to eliminate the restrictions on the Owner Participant's right to control the Owner Trustee and to make other customary changes to reflect that the Owner Participant is a "Citizen of the United States".

            (j) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes to the Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the Deposit Agreement.

            SECTION 2. CONDITIONS PRECEDENT. The obligation of the Pass Through Trustee to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

            (a) no Triggering Event shall have occurred; and

            (b) the Company shall have delivered a certificate to such Pass Through Trustee and the Liquidity Provider stating that such Participation

Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms.

            Anything herein to the contrary notwithstanding, the obligation of the Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

            SECTION 3. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants that:

                  (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

                  (ii) the execution and delivery by the Company of this
            Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                  (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (b) WTC represents and warrants that:

                  (i) WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

                  (ii) the execution and delivery by WTC, in its capacity as
            Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                  (iii) this Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of the Trust Supplement are true and correct as of the date hereof.

            (d) The Subordination Agent represents and warrants that:

                  (i) the Subordination Agent is duly incorporated, validly
            existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

                  (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                  (iii) none of the execution, delivery and performance by the
            Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                  (iv) neither the execution and delivery by the Subordination
            Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                  (v) there are no Taxes payable by the Subordination Agent
            imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

                  (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

            (e) The Escrow Agent represents and warrants that:

                  (i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Deposit Agreement and the Escrow and Paying Agent Agreement (collectively, the "ESCROW AGENT AGREEMENTS") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                  (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                  (iii) each of the Escrow Agent Agreements constitutes the
            legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (f) The Paying Agent represents and warrants that:

                  (i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the "PAYING AGENT AGREEMENTS") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

                  (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                  (iii) each of the Paying Agent Agreements constitutes the
            legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            SECTION 4. COVENANTS. (a) The Company covenants with each of the other parties hereto that:

            (i) [Intentionally omitted.]

            (ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

            (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Owner Trustee (and the Loan Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under Section 1110;

            (iv) Section 13.2.1 of each Lease is hereby incorporated by reference herein;

            (v) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof.

            (b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 8.02 of any Trust Indenture then entered into, resign as Loan Trustee in respect of such Trust Indenture.

            SECTION 5. NOTICES. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

            SECTION 6. EXPENSES. (a) The Company agrees to pay to the Subordination Agent when due, to the extent not paid when due by the Manufacturer, an amount or amounts equal to the fees payable to the Liquidity

Provider under Section 2.03 of the Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreement and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Equipment Notes issued under all of the Trust Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreement.

            (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due, to the extent not paid when due by the Manufacturer, (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of the Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of the Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under the Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in the Liquidity Facility.

            SECTION 7. FURTHER ASSURANCES. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

            SECTION 8. MISCELLANEOUS. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

            (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreement, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

            (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

            SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    CONTINENTAL AIRLINES, INC.



                                    By
                                       ---------------------------------------
                                    Name:
                                    Title:

                                    Address:    1600 Smith Street, HQSFN
                                                Houston, TX  77002
                                                Attention:  Treasurer
                                                Facsimile:  (713) 324-2447

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee



                                    By
                                      ----------------------------------------
                                    Name:
                                    Title:

                                    Address:   Rodney Square North
                                               1100 North Market Street
                                               Wilmington, Delaware 19890
                                               Attention: Corporate Trust
                                               Administration
                                               Facsimile:  (302) 651-8882

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity, except as otherwise provided herein, but solely as Subordination Agent



                                    By
                                      ----------------------------------------
                                    Name:
                                    Title:

                                    Address:   Rodney Square North
                                               1100 North Market Street
                                               Wilmington, Delaware 19890
                                               Attention: Corporate Trust
                                               Administration
                                               Facsimile:  (302) 651-8882


                                    WELLS FARGO BANK NORTHWEST,
                                    NATIONAL ASSOCIATION,
                                    as Escrow Agent



                                    By
                                      ----------------------------------------
                                    Name:
                                    Title:

                                    Address:   MAC:  U1228-120
                                               299 South Main Street
                                               12th Floor
                                               Salt Lake City, Utah 84111
                                               Attention: Corporate Trust
                                               Services
                                               Facsimile:  (801) 246-5053

                                    WILMINGTON TRUST COMPANY,
                                    as Paying Agent



                                    By
                                      ----------------------------------------
                                    Name:
                                    Title:

                                    Address:   Rodney Square North
                                               1100 North Market Street
                                               Wilmington, Delaware 19890
                                               Attention: Corporate Trust
                                               Administration
                                               Facsimile:  (302) 651-8882

                                  SCHEDULE I to
                             NOTE PURCHASE AGREEMENT
                             -----------------------

                                    AIRCRAFT

                           PART A - EXISTING AIRCRAFT
                           --------------------------

                           Registration      Manufacturer's
                              Number          Serial Number
                        ------------------  ----------------

                              N11119             145677

                              N18120             145681

                              N11121             145683

                              N12122             145684

                              N13123             145688

                              N13124             145689

                              N14125             145690

                              N12126             145693

                              N11127             145697

                              N24128             145700

                              N21129             145703

                              N21130             145704

                              N31131             145705

                              N13132             145708

                              N13133             145712

                              N25134             145714

                              N12135             145718

                              N12136             145719

                              N11137             145721

                              N17138             145727

                              N23139             145731

                              N11140             145732

                              N26141             145733

                              N12142             145735

                              N14143             145739

                              N21144             145741

                              N12145             145745

                              N17146             145746

                              N16147             145749

                              N14148             145751

                              N16149             145753

                              N11150             145756

                              N16151             145758

                              N27152             145759

                              PART B - NEW AIRCRAFT
                              ---------------------

                             N14153             145761

                             N21154             145772

                                 SCHEDULE II to
                             NOTE PURCHASE AGREEMENT
                             -----------------------

                                TRUST SUPPLEMENTS

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of the Continental Airlines Class A Pass Through Trust, Series 2003-ERJ1.

                                 Schedule III to

                             NOTE PURCHASE AGREEMENT
                            ------------------------

                            MANDATORY ECONOMIC TERMS

o The aggregate principal amount of the Equipment Notes issued with respect to an Aircraft shall equal the amounts set forth in the following table:

     AIRCRAFT
   REGISTRATION      MANUFACTURER'S         PRINCIPAL AMOUNT
      NUMBER         SERIAL NUMBER         OF EQUIPMENT NOTES
   ------------      --------------        ------------------

      N11119             145677               $11,198,345
      N18120             145681                11,252,118
      N11121             145683                11,190,515
      N12122             145684                11,190,515
      N13123             145688                10,974,709
      N13124             145689                10,982,629
      N14125             145690                10,975,970
      N12126             145693                10,975,970
      N11127             145697                10,946,914
      N24128             145700                10,946,914
      N21129             145703                11,158,791
      N21130             145704                11,158,791
      N31131             145705                11,214,541
      N13132             145708                11,214,541
      N13133             145712                11,248,653
      N25134             145714                11,248,653
      N12135             145718                11,192,520
      N12136             145719                11,807,454
      N11137             145721                11,684,587
      N17138             145727                11,636,952
      N23139             145731                11,484,737
      N11140             145732                11,423,207
      N26141             145733                11,484,070
      N12142             145735                11,484,070
      N14143             145739                11,889,295
      N21144             145741                11,889,392
      N12145             145745                11,996,349
      N17146             145746                11,996,349
      N16147             145749                12,046,189
      N14148             145751                11,988,621

     AIRCRAFT
   REGISTRATION      MANUFACTURER'S         PRINCIPAL AMOUNT
      NUMBER         SERIAL NUMBER         OF EQUIPMENT NOTES
   ------------      --------------        ------------------

      N16149             145753                12,031,757
      N11150             145756                12,090,003
      N16151             145758                12,150,000
      N27152             145759                12,110,644
      N14153             145761                12,150,000
      N21154             145772                12,150,000


o The Loan to Aircraft Value for the Equipment Notes issued for each Aircraft computed on the date of issuance thereof (with value for such Aircraft for these purposes initially equal to its value set forth under "Description of the Aircraft and the Appraisals--The Appraisals" in the column "Appraised Value" in the Prospectus Supplement and thereafter based on such value after giving effect to the Depreciation Assumption (as defined in the Prospectus Supplement)) as of the issuance date of such Equipment Notes and any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) will not exceed 62.0%.

o The initial average life of the Equipment Notes for any Aircraft shall not extend beyond 8.5 years from the Issuance Date.

o As of the Delivery Period Termination Date, the average life of the Certificates shall not be more than 8.4 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

o The final expected distribution date of the Certificates shall be as set forth on the cover page of the Prospectus Supplement.

o The original aggregate principal amount of all of the Equipment Notes shall not exceed the original aggregate face amount of the Certificates.

o The interest rate applicable to the Equipment Notes must be equal to the rate applicable to the Certificates.

o The payment dates for the Equipment Notes must be January 2 and July 2, and basic rent under the Leases must be payable on such dates.

o Basic rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

o The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance.

o (a) The past due rate in the Trust Indentures and the Leases, (b) the "Make-Whole Amount" payable under the Trust Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Trust Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases, and (e) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Pass Through Trustee, Escrow Agent and registered holders of the Equipment Notes with respect to certain taxes and expenses, in each case shall be provided as set forth in the forms of Participation Agreements, Lease and Trust Indentures attached as exhibits to the Note Purchase Agreement.

                                              ---------------------------------
                                             |     ANNEX A-DEFINITIONS [TN]    |
                                              ---------------------------------

                                     ANNEX A

DEFINITIONS

GENERAL PROVISIONS

      (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

            (i) each of "Lessee," "Lessor," "Loan Participant," "Owner Trustee," "Owner Participant," "Mortgagee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

           (ii) words importing the plural include the singular and words importing the singular include the plural;

          (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

           (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

            (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

           (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

          (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

      (b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

      (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

      (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

      (e) For purposes of each Operative Agreement, the occurrence and continuance of a Lease Default or Lease Event of Default referred to in Section
14.5 of the Lease shall not be deemed to prohibit the Lessee from taking any action or exercising any right that is conditioned on no Lease Event of Default, Bankruptcy Default or Lease Default having occurred and be continuing if a
Section 1110 Event shall have occurred and is then continuing.

DEFINED TERMS

      "ACT" means part A of subtitle VII of title 49, United States Code.

      "ACTUAL KNOWLEDGE" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department (in the case of Owner Trustee) or the Corporate Trust Office (in the case of Mortgagee) and (b) as it applies to Owner Participant, Airframe Manufacturer or Lessee, actual knowledge of a Vice President or more senior officer of Owner Participant, Airframe Manufacturer or Lessee, respectively, or any other officer of Owner Participant, Airframe Manufacturer or Lessee, respectively, having responsibility for the transactions contemplated by the Operative Agreements; PROVIDED that each of Lessee, Owner Participant, Owner Trustee, Mortgagee and Airframe Manufacturer shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 15.7 of the Participation Agreement.

      "ADDITIONAL INSURED" is defined in Section D of Annex D to the Lease.

      "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

      "AIRCRAFT" means, collectively, the Airframe and Engines.

      "AIRCRAFT BILL OF SALE" means the full warranty bill of sale covering the Aircraft delivered by Seller to Owner Trustee on the Delivery Date.

      "AIRCRAFT DOCUMENTS" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority) to be maintained with respect to the Aircraft, Airframe, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (PROVIDED, that all such materials shall be maintained in the English language).

      "AIRFRAME" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

      "AIRFRAME MANUFACTURER" means Embraer-Empresa Brasileira de Aeronautica S.A., a Brazilian corporation.

      "AIRFRAME MANUFACTURER AGREEMENTS" means, collectively, the Participation Agreement, the Purchase Agreement, the Consent and Agreement and the OP Guaranty.

      "AMORTIZATION AMOUNT" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Date on the Amortization Schedule by the Original Amount of such Equipment Note.

      "AMORTIZATION SCHEDULE" means, with respect to each Equipment Note, the amortization schedule for such Equipment Note delivered pursuant to Section 2.02 of the Trust Indenture.

      "APPRAISER" means a firm of internationally recognized, independent aircraft appraisers.

      "AVERAGE LIFE DATE" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

      "AVIATION AUTHORITY" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with
Section 7.1.2 of the Lease, such other Government Entity.

      "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 ET SEQ.

      "BANKRUPTCY DEFAULT" means a Lease Event of Default under Section 14.5 of the Lease.

      "BASE LEASE TERM" means the period beginning on and including the Closing Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

      "BASIC PASS THROUGH TRUST AGREEMENT" means the Pass Through Trust Agreement, dated September 25, 1997, between Lessee and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

      "BASIC RENT" means the rent payable for the Aircraft pursuant to Section
3.2.1 of the Lease.

      "BENEFICIAL OWNER" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

      "BILLS OF SALE" means the FAA Bill of Sale and the Aircraft Bill of Sale.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah.

      "CASH EQUIVALENTS" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the Laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Rating Services or Moody's Investors Service, Inc. equal to A1 or higher.

      "CHANGE IN TAX LAW" means any change or proposed change in the Code or the regulations promulgated thereunder or any change in the interpretation of the Code or such regulations in a decision by the United States Supreme Court, the United States Tax Court, the United States Claims Court or any of the United States Courts of Appeal or District Courts, or any issuance of an Internal Revenue Ruling, Revenue Procedure or administrative pronouncement by the Internal Revenue Service or the Department of the Treasury.

      "CITIZEN OF THE UNITED STATES" is defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

      "CLOSING" means the occurrence of the following concurrent events: (i) execution, authentication and delivery of the Equipment Notes in accordance with the Participation Agreement; (ii) payment of the Commitments of the Loan Participants to Owner Trustee; (iii) lease of the Aircraft by Owner Trustee to Lessee pursuant to the Lease; and (iv) completion of the other events contemplated by the Participation Agreement to occur at the Closing.

      "CLOSING DATE" means the Business Day specified in Lease Supplement No. 1 as the Closing Date, which shall be the date on which the Closing occurs.

      "CODE" means the Internal Revenue Code of 1986, as amended; PROVIDED, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

      "COMMITMENT" means, for any Loan Participant, the amount of its commitment set forth in Schedule 2 to the Participation Agreement.

      "COMMITMENT TERMINATION DATE" is defined in Schedule 3 to the Participation Agreement.

      "CONSENT AND AGREEMENT" means the Manufacturer Consent and Agreement [TN], dated as of even date with the Participation Agreement, of Airframe Manufacturer.

      "CONTINUOUS STAY PERIOD" is defined in Section 4.04(a) of the Trust Indenture.

      "CORPORATE TRUST DEPARTMENT" or "TRUST OFFICE" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Note Holder.

      "CORPORATE TRUST OFFICE" means the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Note Holder.

      "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. ss. 9511-13 or any similar substitute program.

      "DEBT" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

      "DEBT RATE" means the rate per annum specified under the heading "Interest Rate" in Schedule I to the Trust Indenture.

      "DEFAULT" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

      "DELAYED CLOSING DATE" means a delayed Closing Date notified to Lessee, each Participant, Owner Trustee and Mortgagee by Airframe Manufacturer pursuant to Section 4.3 of the Participation Agreement, which delayed Closing Date shall be a Business Day not later than the Commitment Termination Date.

      "DELIVERY DATE" means the date on which the Aircraft was leased to Lessee by Lessor, as lessor, under the Existing Lease.

      "DEPOSIT AGREEMENT" means the Deposit Agreement between the Depositary and the Escrow Agent, dated as of the Issuance Date, which relates to the Pass Through Trust, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Deposit Agreement shall be effective unless consented to by Lessee.

      "DEPOSITARY" means Citibank, N.A., as Depositary under the Deposit Agreement.

      "DOLLARS," "UNITED STATES DOLLARS" or "$" means the lawful currency of the United States.

      "DOT" means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

      "ELIGIBLE ACCOUNT" means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Mortgagee shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Lessee and the Owner Trustee, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York.

      "ELIGIBLE INSTITUTION" means the corporate trust department of (a) Wilmington Trust Company, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

      "ENFORCEMENT DATE" is defined in Section 4.03 of the Trust Indenture.

      "ENGINE" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

      "ENGINE MANUFACTURER" means Rolls-Royce Company, formerly known as Allison Engine Company, Inc., a Delaware corporation.

      "EQUIPMENT NOTE REGISTER" is defined in Section 2.07 of the Trust
Indenture.

      "EQUIPMENT NOTES" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

      "EQUITY ADVISOR" has the meaning provided in Schedule 3 to the Participation Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

      "ESCROW AGENT" means Wells Fargo Bank Northwest, National Association, as Escrow Agent under the Escrow Agreement.

      "ESCROW AGREEMENT" means the Escrow and Paying Agent Agreement, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass Through Certificates named therein and the Pass Through Trustee, dated as of the Issuance Date, which relates to the Pass Through Trust, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Escrow Agreement shall be effective unless consented to by Lessee.

      "EVENT OF DEFAULT" is defined in Section 4.02 of the Trust Indenture.

      "EVENT OF LOSS" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

      (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Lessee;

      (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

      (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more or, if earlier, the end of the Term;

      (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days or, if earlier, at the end of the Term;

      (e) any seizure, condemnation, confiscation, taking or requisition of use of such property by the U.S. Government that continues until the last day of the Term, PROVIDED that no such Event of Loss shall exist if Lessor shall have elected not to treat such event as an Event of Loss pursuant to Section 10.6 of the Lease; and

      (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of 720 days, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Lessee's (or a Permitted Sublessee's) entire U.S. fleet of such property and Lessee (or a Permitted Sublessee), prior to the expiration of such 720-day period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the Term.

      "EXCLUDED PAYMENTS" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 9 of the Participation Agreement or any corresponding payments under the Lease,
(ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section
11.2 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (vi) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (i) through (v) above, (vii) proceeds of any right to enforce the payment of any amount described in clauses (i) through
(vi) above (PROVIDED, that the rights referred to in this clause (vii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (viii) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

      "EXISTING LEASE" has the meaning provided in Schedule 3 to the Participation Agreement.

      "EXISTING PARTICIPATION AGREEMENT" has the meaning provided in Schedule 3 to the Participation Agreement.

      "EXISTING SUBLEASE" means the Aircraft Sublease Agreement, dated the date of the Existing Participation Agreement, between Lessee and Express relating to the Aircraft.

      "EXPENSE LIMIT" has the meaning provided in Schedule 3 to the Participation Agreement.

      "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

      "EXPRESS" means ExpressJet Airlines, Inc., a Delaware corporation.

      "EXPRESS SUBLEASE" means the Permitted Sublease, dated as of the date of the Participation Agreement, between Lessee and Express relating to the Aircraft.

      "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

      "FAA BILL OF SALE" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Delivery Date by Seller.

      "FAA FILED DOCUMENTS" means the Lease, Lease Supplement No. 1, the Express Sublease, the Trust Indenture, the Trust Agreement, the initial Trust Indenture Supplement, the FAA Bill of Sale, the Termination Agreements and an application for registration of the Aircraft with the FAA in the name of Owner Trustee.

      "FAA REGULATIONS" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

      "FAIR MARKET RENTAL VALUE" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the applicable Renewal Lease Term, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made semiannually, and (c) the Aircraft would be leased during any such Renewal Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

      "FAIR MARKET SALES VALUE" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming (except as otherwise provided in Section 15.4 of the Lease) that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

      "FINANCING STATEMENTS" means, collectively, (a) UCC-1 financing statements
(i) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Trust Indenture Estate and (ii) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Delaware and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable and (b) UCC-3 financing statements evidencing the termination of the Existing Lease and the Existing Sublease, for filing in Delaware and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable.

      "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

      "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

      "INDEMNITEE" means (i) Wells Fargo and Owner Trustee, (ii) WTC and Mortgagee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) the Trust Estate and the Trust Indenture Estate, (vi) each Affiliate of the persons described in clauses (i) through (iv), inclusive, (vii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (iv) inclusive and in clause (vi), (viii) the successors and permitted assigns of the persons described in clauses (i) through
(iv), inclusive, and in clauses (vi) and (vii) and (ix) the Pass Through Indemnitees; provided that the Pass Through Indemnitees are Indemnitees only for purposes of Section 9.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Loan Participant or Note Holder.

      "INDEMNITY AGREEMENT" means the agreement, dated as of December 3, 2003, between Lessee and Airframe Manufacturer, which states that it is the Indemnity Agreement for purposes of the Pass Through Certificates.

      "INDENTURE AGREEMENTS" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

      "INDENTURE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

      "INDENTURE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 4.02 of the Trust Indenture.

      "INDENTURE INDEMNITEE" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) the Pass Through Trustee,
(vi) the Paying Agent, (vii) the Escrow Agent and (viii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vii) inclusive above.

      "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustee, the Liquidity Provider and the Subordination Agent, dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Lessee.

      "IRS" means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

      "ISSUANCE DATE" means [ID].

      "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

      "LEASE" or "LEASE AGREEMENT" means the Lease Agreement [TN], dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

      "LEASE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

      "LEASE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

      "LEASE SUPPLEMENT" means a supplement to the Lease, in the form of Exhibit A to the Lease.

      "LEASE SUPPLEMENT NO. 1" means the initial Lease Supplement, dated the Closing Date.

      "LESSEE" means Continental Airlines, Inc., a Delaware corporation.

      "LESSEE OPERATIVE AGREEMENTS" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Express Sublease, the Termination Agreement with respect to the Existing Sublease and the Tax Indemnity Agreement.

      "LESSEE PERSON" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine during the Term with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical, but not excluding any Person claiming directly or indirectly through or under the Lease).

      "LESSOR" means Owner Trustee in its capacity as lessor under the Lease.

      "LESSOR LIEN" means, with respect to any person and in respect of any property (including, without limitation, the Trust Estate, the Trust Indenture Estate, the Aircraft, Airframe, Engines, Parts or Aircraft Documents) or any payments, any Lien on such property or payments which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the transactions contemplated by the Operative Agreements, (b) results from acts or omissions of such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of such person's obligations under any of the terms of the Operative Agreements, or not related to the transactions contemplated by the Operative Agreements, (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, or (d) claims against such person arising out of any transfer by such person of its interest in the Aircraft, the Trust Estate or the Operative Agreements, other than a Transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 15 of the Lease.

      "LESSOR'S COST" means the amount paid by Owner Trustee to Airframe Manufacturer to purchase the Aircraft pursuant to the Purchase Agreement, and is designated by Dollar amount in Schedule 3 to the Participation Agreement.

      "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

      "LIQUIDITY FACILITY" means the Revolving Credit Agreement between the Subordination Agent, as borrower, and the Liquidity Provider, dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Liquidity Facility shall be effective unless consented to by Lessee.

      "LIQUIDITY PROVIDER" means Citibank, N.A., as Liquidity Provider (as such term is defined in the Intercreditor Agreement) under the Liquidity Facility, or any successor thereto.

      "LOAN PARTICIPANT" mean, until the Closing shall have been consummated, the Pass Through Trustee, and after the Closing shall have been consummated, each Note Holder.

      "LOSS PAYMENT DATE" means the date on which payment is due pursuant to
Section 10.1.2(a)(i) of the Lease.

      "MAINTENANCE PROGRAM" is defined in Annex C to the Lease.

      "MAJORITY IN INTEREST OF NOTE HOLDERS" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by Owner Trustee, Lessee, Owner Participant or any Affiliate of any thereof)); PROVIDED that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

      "MAKE-WHOLE AMOUNT" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the sum of (i) 50 basis points and (ii) the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

      "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under, or affect the validity or enforceability of the Operative Agreements.

      "MORTGAGED PROPERTY" is defined in Section 3.03 of the Trust Indenture.

      "MORTGAGEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

      "MORTGAGEE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Indenture and any Trust Indenture Supplement.

      "MORTGAGEE EVENT" means (i) in the event of a reorganization proceeding involving the Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or the Lessee not assuming or agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform such obligations, such trustee or the Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end or (ii) either the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy in accordance with Section 4.04(a) of the Trust Indenture.

      "NET ECONOMIC RETURN" means the Owner Participant's net after-tax yield utilizing the multiple investment sinking fund method of analysis and aggregate net after-tax cash flow, computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Stipulated Loss Value percentages and Termination Value percentages, as of the Closing Date.

      "NET WORTH" means, for any person, the excess of its total assets over its total liabilities in accordance with GAAP.

      "NON-U.S. PERSON" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

      "NOTE HOLDER" means at any time each registered holder of one or more Equipment Notes.

      "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the Issuance Date, among Continental Airlines, Inc., the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee under the Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Lessee.

      "OBSOLETE PART" is defined in Section D of Annex C to the Lease.

      "OFFICER'S CERTIFICATE" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

      "OPERATIVE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement, the Termination Agreements and the Equipment Notes.

      "OPERATIVE INDENTURES" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustee.

      "OP GUARANTOR" means the Airframe Manufacturer.

      "OP GUARANTY" means the Guaranty, dated as of the date of the Participation Agreement, providing, among other things, for the guaranty by the OP Guarantor of Owner Participant's obligations under the Operative Agreements.

      "OP JURISDICTION" is defined in Schedule 3 to the Participation Agreement.

      "ORIGINAL AMOUNT," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

      "OWNER PARTICIPANT" means the person executing the Participation Agreement as "Owner Participant" or, if a second person becomes an "Owner Participant" pursuant to Section 10.1.1 of the Participation Agreement, both of such persons; PROVIDED that if an Owner Participant Transfers 100% of its interest to a successor Owner Participant, such transferring Owner Participant shall thereafter no longer be considered an "Owner Participant."

      "OWNER PARTICIPANT AGREEMENTS" means, collectively, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement.

      "OWNER PARTICIPANT'S PERCENTAGE" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 2 to the Participation Agreement.

      "OWNER TRUSTEE" means Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

      "OWNER TRUSTEE AGREEMENTS" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Equipment Notes and the Purchase Agreement Assignment.

      "PARTICIPANTS" means, collectively, Owner Participant and each Loan Participant and "Participant" means Owner Participant or a Loan Participant, individually.

      "PARTICIPATION AGREEMENT" means the Participation Agreement [TN] dated as of [ID] among Lessee, Owner Participant, Owner Trustee, the Pass Through Trustee, Subordination Agent, Mortgagee and Airframe Manufacturer.

      "PARTS" means all appliances, parts, components, avionics, landing gear, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any items leased by Lessee from a third party other than Lessor)), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

      "PASS THROUGH AGREEMENTS" means the Pass Through Trust Agreement, the Note Purchase Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Liquidity Facility and the Fee Letter (as defined in the Intercreditor Agreement), provided, that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Lessee, unless consented to by Lessee.

      "PASS THROUGH CERTIFICATES" means the pass through certificates issued by the Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

      "PASS THROUGH INDEMNITEES" means (i) the Subordination Agent, the Paying Agent, the Escrow Agent, the Liquidity Provider and the Pass Through Trustee,
(ii) each Affiliate of a person described in the preceding clause (i), (iii) the respective directors, trustees, officers, employees, agents and servants of each of the persons described in the preceding clauses (i) and (ii) and (iv) the successors and permitted assigns of the persons described in the preceding clauses (i), (ii) and (iii).

      "PASS THROUGH TRUST" means the pass through trust created under the Pass Through Trust Agreement.

      "PASS THROUGH TRUST AGREEMENT" means the Trust Supplement, dated as of the Issuance Date, by and between the Lessee and Pass Through Trustee, together with the Basic Pass Through Trust Agreement.

      "PASS THROUGH TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under the Pass Through Trust Agreement.

      "PASS THROUGH TRUSTEE AGREEMENTS" means the Participation Agreement, the Pass Through Trust Agreement, the Note Purchase Agreement, the Deposit Agreement, the Escrow Agreement and the Intercreditor Agreement.

      "PAYING AGENT" means Wilmington Trust Company, as Paying Agent under the Escrow Agreement.

      "PAYMENT DATE" means each January 2 and July 2 during the Term, commencing with July 2, 2004.

      "PAYMENT DEFAULT" means the failure by Lessee to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value when due.

      "PAYMENT DUE RATE" is defined in Schedule 1 to the Lease.

      "PAYMENT PERIOD" means each of the consecutive semiannual periods during the Term ending on a Payment Date, the first such period commencing on and including the Closing Date and being longer than semiannual.

      "PERMITTED AIR CARRIER" means (i) any Permitted Foreign Air Carrier, (ii) any person approved in writing by Lessor or (iii) any U.S. Air Carrier.

      "PERMITTED COUNTRY" means any country listed on Schedule 5 to the Lease.

      "PERMITTED FOREIGN AIR CARRIER" means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

      "PERMITTED GOVERNMENT ENTITY" means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the Laws of the country of such Government Entity.

      "PERMITTED INSTITUTION" means any bank, trust company, insurance company, financial institution, partnership, limited liability company or corporation (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $25,000,000.

      "PERMITTED LIEN" means any Lien described in clauses (a) through (f), inclusive, of Section 6 of the Lease.

      "PERMITTED SUBLEASE" means a sublease or sub-sublease permitted under
Section 7.2.7 of the Lease.

      "PERMITTED SUBLESSEE" means the sublessee under a Permitted Sublease.

      "PERSONS" or "PERSONS" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

      "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

      "PRELIMINARY NOTICE" is defined in Section 17.1 of the Lease.

      "PREMIUM TERMINATION DATE" means January 13, 2012.

      "PTT PERCENTAGE" means, with respect to the Pass Through Trustee, the percentage of Lessor's Cost allocated to such Pass Through Trustee in Schedule 2 to the Participation Agreement.

      "PURCHASE AGREEMENT" means the Purchase Agreement GPJ-003/96 between Airframe Manufacturer and Express (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

      "PURCHASE AGREEMENT ASSIGNMENT" means the Amended and Restated Purchase Agreement Assignment [TN], dated as of even date with the Participation Agreement, among Express, Seller (if Seller is not Airframe Manufacturer) and Owner Trustee.

      "PURCHASE DATE" means the last Business Day of the Base Lease Term or any Renewal Lease Term, as specified in any Purchase Notice.

      "PURCHASE NOTICE" is defined in Section 17.3.1 of the Lease.

      "QIB" is defined in Section 2.08 of the Trust Indenture.

      "REMOVABLE PARTS" is defined in Section D of Annex C to the Lease.

      "RENEWAL LEASE TERM" means each two year term for which the Lease is extended by Lessee, if any, pursuant to the first or second such extensions in accordance with Section 17 of the Lease.

      "RENEWAL NOTICE" is defined in Section 17.2.1 of the Lease.

      "RENEWAL RENT" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

      "RENT" means, collectively, Basic Rent, Renewal Rent and Supplemental
Rent.

      "REPLACEMENT AIRFRAME" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

      "REPLACEMENT ENGINE" means an engine substituted for an Engine pursuant to the Lease.

      "RETURN ACCEPTANCE SUPPLEMENT" means a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

      "SCHEDULED CLOSING DATE" means the expected Closing Date notified to Lessee, each Participant, Owner Trustee and Mortgagee by Airframe Manufacturer pursuant to Section 4.1 of the Participation Agreement, which expected Closing Date shall be a Business Day not later than the Commitment Termination Date.

      "SCHEDULED EXPIRATION DATE" is defined in Schedule 1 to the Lease.

      "SCHEDULED RENEWAL TERM EXPIRATION DATE" means, in the case of the first Renewal Lease Term, the second anniversary of the Scheduled Expiration Date, and in the case of the second Renewal Lease Term, the fourth anniversary of the Scheduled Expiration Date.

      "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

      "SECTION 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

      "SECTION 1110 EVENT" means the institution of reorganization proceedings with respect to Lessee under Chapter 11 of the Bankruptcy Code and thereafter so long as the Section 1110 Period continues.

      "SECTION 1110 PERIOD" means the continuous period of 60 days specified in
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding agreeing to perform its obligations under the Lease with the approval of the applicable court and continuing until such time as such trustee or debtor-in-possession ceases to fully perform its obligations thereunder with the result that the period during which the Owner Trustee is prohibited from repossessing the Aircraft under the Lease comes to an end.

      "SECURED OBLIGATIONS" is defined in Section 2.06 of the Trust Indenture.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY" means a "security" as defined in Section 2(1) of the Securities Act.

      "SELLER" is defined in Schedule 3 to the Participation Agreement.

      "SIMILAR AIRCRAFT" is defined in Schedule 1 to the Lease.

      "SLV RATE" is defined in Schedule 1 to the Lease.

      "STIPULATED LOSS VALUE" means, with respect to the Aircraft, (a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.3 of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost, (b) during any Renewal Lease Term, the amount determined pursuant to Section 17.2.3 of the Lease and (c) during any extension of the Term pursuant to the proviso to the definition of "Term", the Stipulated Loss Value immediately prior to the commencement of such extension. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

      "STIPULATED LOSS VALUE DATE" means, for any month, the day in such month specified in Schedule 3 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

      "SUBORDINATION AGENT" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement.

      "SUBORDINATION AGENT AGREEMENTS" means the Participation Agreement, the Liquidity Facility and the Intercreditor Agreement.

      "SUPPLEMENTAL RENT" means, without duplication (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under
Section 9 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (e) of this definition, (b) (i) to the extent not payable (whether or not in fact paid) under Section 6(a) of the Note Purchase Agreement (as originally in effect or amended with the consent of the Owner Participant), an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of the Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Equipment Notes" (as defined in the Intercreditor Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of the Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of the Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the forgoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Equipment Notes, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of the Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner Trustee on the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Equipment Notes" (as defined in the Intercreditor Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (v) Lessee's pro rata share of any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under the Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (i), (ii), (iii) or (iv) above, in each case, to the extent not paid when due by the Airframe Manufacturer pursuant to the Fee Letter (as defined in the Intercreditor

Agreement), (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreement, (d) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (e) Lessee's pro rata share of any amount payable under Section 9.1 (and, if attributable thereto, Section 9.5) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Agreements or the enforcement of any of the terms of any of the Pass Through Agreements, (ii) the offer, sale, or delivery of the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Agreement or the falsity of any representation or warranty of Lessee in any Pass Through Agreement and (f) in the event Lessee requests any amendment to any Operative Agreement or Pass Through Agreement, Lessee's pro rata share of all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agents and the Paying Agents in connection therewith payable by the Pass Through Trustee under the Escrow Agreement. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Indentures). For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in the Liquidity Facility.

      "TAX ATTRIBUTE PERIOD" is defined in Section 1(e) of the Tax Indemnity Agreement.

      "TAX INDEMNITEE" means (a) Wells Fargo and Owner Trustee, (b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

      "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement, dated as of even date with the Participation Agreement, between Lessee and Owner Participant.

      "TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

      "TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

      "TERM" means the term, commencing on the Closing Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Base Lease Term and, if applicable, any Renewal Lease Term; PROVIDED that if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within six (6) months prior thereto being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent with respect to any such period of extension at a rate equal to the Basic Rent paid during the Base Lease Term or the applicable Renewal Lease Term, whichever shall have ended immediately prior to such extension.

      "TERMINATION AGREEMENTS" means, collectively, the termination agreement with respect to the Existing Lease and the termination agreement with respect to the Existing Sublease, in each case delivered pursuant to Section 5.1.2(xiii) of the Participation Agreement.

      "TERMINATION DATE" means any Payment Date on which the Lease shall terminate in accordance with Section 9 of the Lease.

      "TERMINATION VALUE" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.3 of the Lease) opposite the applicable Payment Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

      "THRESHOLD AMOUNT" is defined in Schedule 1 to the Lease.

      "TRANSACTIONS" means the transactions contemplated by the Participation Agreement and the other Operative Agreements to occur on the Closing Date.

      "TRANSACTION EXPENSES" means (a) all costs and expenses incurred by Owner Participant, the Pass Through Trustee, the Subordination Agent, Owner Trustee and Mortgagee in connection with the preparation, execution and delivery of the Operative Agreements (including, without limitation, the reasonable fees and expenses of counsel for such parties), (b) all costs and expenses for the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (c) the OP Pro Rata Share of (i) the placement fees and expenses attributable to the offering and sale of the Pass Through Certificates and (ii) all costs and expenses incurred by the Pass Through Trustee, the Subordination Agent, Owner Trustee and Mortgagee in connection with the preparation, execution and delivery of the Pass Through Agreements (including, without limitation, the reasonable fees and expenses of counsel for such parties), (d) the reasonable fees and disbursements of special counsel in Oklahoma City, Oklahoma, in connection with the Closing, and (e) all initial and ongoing fees, disbursements and expenses of Owner Trustee and Mortgagee. For purposes of the foregoing, "OP PRO RATA SHARE" shall mean a fraction, the numerator of which shall be one and the denominator of which shall be the number of aircraft financed under the Note Purchase Agreement.

      "TRANSFER" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

      "TRANSFEREE" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Trust Indenture Estate, respectively, as described in Section 10.1.1(a),
10.1.2 or 10.1.3 (but excluding participants in any participation referred to in Section 10.1.3), respectively, of the Participation Agreement.

      "TRUST" means the trust created by the Trust Agreement.

      "TRUST AGREEMENT" means the Amended and Restated Trust Agreement [TN], dated as of even date with the Participation Agreement, between Owner Participant and Owner Trustee.

      "TRUST ESTATE" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement and the Purchase Agreement including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Participant, Note Holders or WTC) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to Owner Participant, Note Holders or WTC, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 9 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

      "TRUST INDENTURE" means the Trust Indenture and Mortgage [TN], dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

      "TRUST INDENTURE ESTATE" is defined in the "Granting Clause" of the Trust Indenture.

      "TRUST INDENTURE SUPPLEMENT" means a Trust Indenture and Mortgage [TN] Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

      "TRUST SUPPLEMENT" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates, (ii) the issuance of the Pass Through Certificates representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates are established.

      "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "UNITED STATES" or "U.S." means the United States of America; PROVIDED, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

      "U.S. AIR CARRIER" means any Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

      "U.S. PERSON" means any Person described in Section 7701(a)(30) of the Code.

      "U.S. GOVERNMENT" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and
(2) totaling all the products obtained in clause (1) above.

      "WELLS FARGO" means Wells Fargo Bank Northwest, National Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

      "WET LEASE" means any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Lessee or a Permitted Sublessee, provided that Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such arrangement.

      "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

                                  EXHIBIT A to
                             NOTE PURCHASE AGREEMENT
                             -----------------------

                         FORM OF PARTICIPATION AGREEMENT

                               (Filed Separately)

                                  EXHIBIT B to
                             NOTE PURCHASE AGREEMENT
                             -----------------------

                                  FORM OF LEASE

                               (Filed Separately)

                                  EXHIBIT C to
                             NOTE PURCHASE AGREEMENT
                             -----------------------

                             FORM OF TRUST INDENTURE

                               (Filed Separately)

                                 EXHIBIT D-1 to
                             NOTE PURCHASE AGREEMENT
                             -----------------------


                                     FORM OF
                              AMENDED AND RESTATED
                       PURCHASE AGREEMENT ASSIGNMENT [TN]


      AMENDED AND RESTATED PURCHASE AGREEMENT ASSIGNMENT [TN], dated as of [INSERT CLOSING DATE] (this "Restated Assignment"), between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (the "Assignee"), and EXPRESSJET AIRLINES, INC., a Delaware corporation ("Express" or the "Assignor"), which amends and restates in its entirety the Original PAA (as hereinafter defined).

                                    RECITALS

      WHEREAS, Express and the Manufacturer (as hereinafter defined), have entered into the Purchase Agreement (as hereinafter defined), pursuant to which, among other things, Embraer has agreed to manufacture and sell to Express, and Express has agreed to purchase from the Manufacturer, certain aircraft, including the Aircraft (as defined in the Purchase Agreement Assignment described below);

      WHEREAS, pursuant to the Purchase Agreement, Embraer has heretofore sold the Aircraft to Express and pursuant to a Purchase Agreement Assignment No. ___ [TN], dated as of __________, ___ ("Original PAA"), between Express and the Owner Trustee, Express has, among other things, heretofore assigned to the Owner Trustee, with the consent of the Manufacturer, certain of its right, title and interest in, to and under the Purchase Agreement including, without limitation, the right to purchase the Aircraft from the Manufacturer upon and subject to the terms and conditions set forth in the Purchase Agreement and the Original PAA;

      WHEREAS, the Owner Trustee desires to (i) issue Equipment Notes (as defined in Annex A to the Lease Agreement referred to herein) for the purpose of enabling the Owner Participant to repay, in part, the indebtedness relating to the acquisition of the Aircraft by the Owner Trustee, (ii) terminate the Lease Agreement [TN], dated as of the date of Original PAA (the "Existing Lease"), between the Owner Trustee and Continental Airlines, Inc. ("Continental"), in connection therewith and (iii) re-lease the Aircraft to Continental pursuant to the Lease Agreement (as hereinafter defined); and

      WHEREAS, to facilitate the transactions described in the immediately preceding Whereas clause, Express and the Assignee desire to amend and restate in its entirety the Original PAA on the terms and conditions hereof and the Manufacturer is willing to execute and deliver to the Assignee a Consent and Agreement to the provisions hereof in substantially the form attached hereto as Annex 1;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Express and the Assignee hereby agree to amend and restate the Original PAA in its entirety upon the terms set forth herein:

      Section 1. DEFINITIONS. For all purposes of this Restated Assignment, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

            AIRCRAFT. The Embraer Model EMB-145 XR aircraft to be delivered under the Purchase Agreement bearing Manufacturer's Serial No. [_______] and U.S. Registration Mark N[_________] (as hereinafter defined), with two Allison [___________] engines installed on such aircraft on the date of delivery therefor, together with the equipment, components and accessories installed thereon pursuant to the Purchase Agreement.

            LEASE OR LEASE AGREEMENT. The Lease Agreement [TN]. dated as of the date hereof, as the same may be amended, modified or supplemented, between the Owner Trustee, as lessor, and Continental, as lessee, providing for the lease of the Aircraft.

            MANUFACTURER. EMBRAER-Empresa Brasileira de Aeronautica S.A., a corporation organized and existing under the laws of Brazil, and its successors and assigns.

            PURCHASE AGREEMENT. Purchase Agreement No. GPJ-003/96, dated August 5, 1996 as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, between the Manufacturer and Express (formerly known as Continental Express, Inc.) solely with respect to Articles 1, 2(a), 3(a), 4(a), 5(a), 6, 7(a) and (c), 12(a), 15,
      17, 19, 20, 21, 24, 25, 26, 27, 28, 29 and 30 thereof, and Attachment C thereto providing, among other things, for the manufacture and sale by the Manufacturer to Express (or its designee) of the airframe, Allison AE3007A1E engines and parts installed thereon.

      All terms used herein in capitalized form which are defined in the Lease and not otherwise defined herein shall, when used herein, have the meanings specified in Annex A to the Lease.

      Section 2. TRANSFER AND ASSUMPTION. Subject to the terms and conditions of this Assignment, the Assignor does hereby sell, assign, transfer and set over unto the Assignee all the Assignor's rights and interest in and to the Purchase Agreement as and to the extent that the same relate to the Aircraft and the purchase and operation thereof, except to the extent reserved below, including, without limitation, (a) the right upon valid tender by the Manufacturer to purchase the Aircraft pursuant to the Purchase Agreement (including the right to accept delivery of such Aircraft, such right of acceptance to be exercised by a representative of the Assignor authorized by the Assignee and designated by the Assignor pursuant to Section 2.2(b) of the Lease), and the right to take title to the Aircraft and to be named the buyer in the bill of sale to be delivered by the Manufacturer for the Aircraft pursuant to Article 7(c) of the Purchase Agreement, (b) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under the Purchase Agreement or any supplier of parts or equipment installed on or in the Aircraft, including, without limitation, all warranty and indemnity provisions contained in the Purchase Agreement, and all claims arising thereunder, in respect of the Aircraft, and (c) any and all rights of the Assignor to compel performance of the terms of the Purchase Agreement in respect of the Aircraft; reserving to the Assignor however, (i) all the Assignor's rights and interests in and to the Purchase Agreement to the extent the same relates to aircraft other than the Aircraft and the purchase and operation of such aircraft and to the extent it pertains to any other matters not directly pertaining to the Aircraft, and (ii) all the Assignor's rights and obligations with respect to any post-delivery adjustment of the purchase price of the Aircraft (and any other payments made or to be made by the Assignor in respect of such Aircraft under the Purchase Agreement or amounts credited or to be credited by the Manufacturer to the Assignor, provided that the Assignor shall obtain no additional rights in or to the Aircraft or any part thereof by reason of making any such payment), and
(iii) with respect to the Aircraft so long as the Aircraft is subject to the Lease (A) the rights to demand, accept and retain all rights in and to all property (other than the Aircraft), data and service related to the Aircraft which the Manufacturer is obligated to provide or does provide pursuant to the Purchase Agreement, and (B) the right to obtain services, training, data and demonstration and test flights related to the Aircraft pursuant to the Purchase Agreement (provided that after notice by Continental to the manufacturer that Continental is entitled to possession of the Aircraft, Continental shall be entitled to the rights referred to in this clause (iii) in lieu of the Assignor) and (iv) the right to maintain plant representatives at the Manufacturer's plant pursuant to the Purchase Agreement. The Assignee hereby accepts such assignment subject to the terms hereof.

      Notwithstanding the foregoing, so long as no Lease Event of Default as defined in Section 14 of the Lease has occurred and is continuing, the Assignee shall and it does hereby authorize the Assignor during the term of the Lease, as sublessee under the Express Sublease, to the exclusion of the Assignee, to exercise in the Assignor's own name all rights and powers of the "Buyer" under the Purchase Agreement including the right to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement in respect of the Aircraft except that the Assignor may not enter into any amendment, modification or supplement to the Purchase Agreement without the written consent or countersignature of the Assignee if such amendment, modification or supplement would result in any rescission, cancellation or termination of the Purchase Agreement with respect to the Aircraft, except as permitted by Article 9 or 22 of the Purchase Agreement PROVIDED that after reasonable prior notice by Continental to Manufacturer that Continental is entitled to possession of the Aircraft, Continental shall be entitled to exercise the rights of the Assignor referred to in this paragraph.

      Until such time as written notice of a Lease Event of Default or termination of the Lease shall have been given by the Assignee to the Manufacturer, to its Director of Contracts, by mail to EMBRAER-Empresa Brasileira de Aeronautica S.A., Av. Brigadeiro Faria Lima, 2170, 12.227-901 Sao

Jose dos Campos-SP, Brazil, or by fax to fax no.: 55 12-3927-1257, the Manufacturer shall deal solely and exclusively with the Assignor. After such notice has been given to the Manufacturer, and until the Assignee shall have notified the Manufacturer that a Lease Event of Default is no longer continuing, the Manufacturer shall deal solely and exclusively with the Assignee. Assignee shall promptly after all Lease Events of Default have been remedied to the satisfaction of Assignee, give written notice that such remedy has occurred to the Manufacturer with a copy to the Assignor, and upon the Manufacturer's receipt of such notice, the Assignor and the Manufacturer shall have all of the respective rights which they have hereunder and under the Consent and Agreement annexed hereto in the absence of notice from the Assignee of a Lease Event of Default.

      For all purposes of this Assignment, the Manufacturer shall not be deemed to have knowledge of, and need not recognize nor take any action with respect to, the occurrence of a Lease Event of Default, or the discontinuance of a Lease Event of Default, or the Aircraft's becoming no longer subject to the Lease, or the termination of the Assignor's rights hereunder by Continental to the extent permitted hereunder, unless and until the Manufacturer shall have received from the Assignee or Continental, as required by the terms of this Restated Assignment, written notice (including notice by fax) thereof and, in acting in accordance with the terms and conditions of the Purchase Agreement and this Restated Assignment, the Manufacturer may act in accordance with and conclusively rely upon any such notice.

      Section 3. OBLIGATIONS OF THE ASSIGNOR. It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) the Assignor shall at all times remain liable to the Manufacturer under the Purchase Agreement to perform all duties and obligations of the "Buyer" thereunder to the same extent as if this Restated Assignment had not been executed; (b) the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to the Manufacturer under the Purchase Agreement except to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations; (c) subject to the provisions of the penultimate paragraph of this Section 3, the Assignee shall not have any obligation or liability under the Purchase Agreement (including in particular, but without limitation, any liability for the payment of any taxes and customs duties under the Purchase Agreement, the obligation for payment of which shall remain with the Assignor as provided in clause (d) below) by reason of, or arising out of, this Restated Assignment or be obligated to perform any of the obligations or duties of the Assignor under the Purchase Agreement or to make any payment (other than to pay the purchase price for the Aircraft as invoiced on the delivery date for such Aircraft to the extent and upon the terms and conditions set forth in the Purchase Agreement and the Lease Agreement) or to make any inquiry as to the sufficiency of any payment received by it or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder; (d) after the delivery date for the Aircraft under the Purchase Agreement, the Assignor will exercise its rights and perform its obligations under the Purchase Agreement to the extent that such rights and obligations have not been assigned hereunder or performed by the Assignee. Nothing contained in this Section 3 shall impose upon the Assignee any liability for post-delivery adjustments in price, which adjustments it is understood and agreed will be the sole right and responsibility of the Assignor.

      Without in any way releasing the Assignor from any of its duties or obligations under the Purchase Agreement, the Assignee hereby agrees, expressly for the benefit of the Manufacturer, that notwithstanding anything contained herein to the contrary, insofar as the provisions of the Purchase Agreement relate to the Aircraft accepted by the Assignee under the Purchase Agreement, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Aircraft or other things (including without limitation data, documents and services) delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement, shall apply to and be binding upon the Assignee to the same extent as if the Assignee had been the original "Buyer" thereunder. The Assignee further agrees, expressly for the benefit of the Manufacturer, that at any time and from time to time upon the written request of the Manufacturer, the Assignee shall promptly and duly execute and deliver any and all such further assurances, instruments and documents and take all such further action as the Manufacturer may reasonably request in order to obtain the full benefits of the Assignee's agreements set forth in this paragraph.

      The Assignee hereby confirms that it shall be deemed for all purposes to have read and be familiar with the Purchase Agreement and to thoroughly understand the terms and conditions thereof.

      Section 4. ADDITIONAL ASSURANCES. The Assignor agrees that at any time and from time to time upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request in order to obtain the full benefits of this Restated Assignment and of the rights and powers herein granted.

      Section 5. FULL FORCE AND EFFECT OF PURCHASE AGREEMENT. The Assignor does hereby represent and warrant (a) that the Purchase Agreement is in full force and effect and is a legal, valid and binding obligation of the Assignor, enforceable in accordance with its terms and that the Assignor is not in default thereunder; and (b) that the Assignor has not assigned, mortgaged, charged or pledged, and hereby covenants that it will not assign, mortgage, charge or pledge, so long as this Restated Assignment shall remain in effect, the whole or any part of the rights hereby assigned or any of its rights with respect to the Aircraft under the Purchase Agreement not assigned hereby, to anyone other than the Assignee.

      Section 6. AMENDMENTS TO PURCHASE AGREEMENT. The Assignee agrees that, so long as the Lease has not been terminated and the Assignor remains in possession, it will not enter into any agreement with the Manufacturer that would amend, modify, rescind, cancel or terminate the Purchase Agreement in respect of the Aircraft without the prior written consent of the Assignor.

      Section 7. CONFIDENTIALITY. The Assignee agrees that it will not disclose to any third party (other than their direct and indirect parent companies) the terms of the Purchase Agreement (whether or not related to the Aircraft) or this Restated Assignment, except (a) as required by applicable law, judicial proceeding or governmental regulation, or (b) as required for the assignment of its rights under this Restated Assignment in accordance with the provisions of
Article 16 of the Purchase Agreement, (c) with the prior written consent of the Assignor and the Manufacturer, which consent shall not be unreasonably withheld with respect to a prospective bona fide purchaser of the Aircraft, (d) to prospective and permitted transferees of Owner Participant's interest or their or Owner Participant's respective counsel or special counsel, independent insurance brokers, auditors, or other agents, (e) as otherwise permitted by the Operative Agreements (as defined in Annex A to the Lease), or (f) to such other Persons as are reasonably deemed necessary by the disclosing party for the purposes of enforcing such documents by such party; provided that any such disclosure under this sentence shall be made only to the extent necessary to meet the specific requirements or needs of the Assignee. Any disclosure as contemplated in (b), (c) or (d) above shall include a requirement that the entity to which the information is disclosed shall be subject to obligations of nondisclosure with respect to such information substantially the same as those contained herein.

      Section 8. ASSIGNMENT TO MORTGAGEE. The right, title and interest of the Assignee in and to this Restated Assignment has, contemporaneously with the execution and delivery hereof, been assigned to and is subject to a security interest in favor of the Mortgagee (as such terms and the other capitalized terms used hereinafter in this sentence are defined in Appendix A to the Lease) under the Trust Indenture, for the benefit of the Loan Participants and the Note Holders referred to the Trust Indenture, all to the extent provided in such Trust Indenture. The Assignor hereby consents to such assignment and to the creation of such security interest in and to this Restated Assignment.

      Section 9. NOTICES. Any notices provided for herein shall be delivered to the Assignee at the following address or such other place as the Assignee may designate:

                  Wells Fargo Bank Northwest,
                  National Association
                  MAC: U1228-120
                  Attn:  Corporate Trust Dept.
                  299 S. Main Street, 12th Floor
                  Salt Lake City, UT 84111
                  Facsimile:  801-246-5053

      Section 10. HEADINGS. The headings of the Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 11. GOVERNING LAW. THIS RESTATED ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAWS RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      Section 12. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      Section 13. PURCHASE AGREEMENT. The rights and obligations of the parties hereto are subject to the terms and conditions of the Purchase Agreement.



             [Remainder of the Page is Intentionally Left Blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Restated Assignment to be duly executed as of the day and year first written above.


                                          WELLS FARGO BANK
                                            NORTHWEST, NATIONAL
                                            ASSOCIATION, not in its
                                            individual capacity but solely as
                                            Owner Trustee, as Assignee


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          EXPRESSJET AIRLINES, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Annex 1 to Amended
and Restated Purchase
Agreement Assignment [TN]

                           CONSENT AND AGREEMENT [TN]

      The undersigned, EMBRAER-EMPRESA BRASILEIRA DE AERONAUTICA S.A., a corporation organized and existing under the laws of Brazil, hereby acknowledges notice of and consents to all of the terms of the foregoing Amended and Restated Purchase Agreement Assignment [TN], dated as of December __, 2003, by and among WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee, and EXPRESSJET AIRLINES, INC., to the extent they relate to the Manufacturer (herein called the "Assignment", the defined terms therein being hereinafter used with the same meaning) and hereby confirms to the Assignee that: (i) all representations, warranties, indemnities and agreements of the Manufacturer under the Purchase Agreement with respect to the Aircraft shall inure to the benefit of the Assignee to the same extent as if originally named the "Buyer" therein, subject to the terms and conditions of the Assignment and the Purchase Agreement; (ii) the Assignee shall not be liable for any of the obligations or duties of the Assignor under the Purchase Agreement, nor shall the Assignment give rise to any duties or obligations whatsoever on the part of the Assignee owing to the Manufacturer except for the Assignee's agreement to the effect that in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Aircraft or other things (including without limitation data, documents and services) delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee to the same extent as if the Assignee had been the original "Buyer" thereunder, and with respect to such agreement the Manufacturer agrees that, anything contained in the Purchase Agreement or the Assignment to the contrary notwithstanding, so long as the Manufacturer shall not have received notice that a Lease Event of Default has occurred and is continuing, the Assignee shall not have any responsibility to the Manufacturer for failure to comply with any of the terms of the Purchase Agreement with respect to the Aircraft while under lease to Continental so long as the Assignee acts upon the written instructions of the Assignor (or, if Continental shall have specified in a written notice to the Assignee and the Manufacturer that Continental is entitled to possession of the Aircraft, Continental) (to which instructions the Manufacturer understands it shall have access on request); PROVIDED that no person other than the Manufacturer shall have any rights against the Assignee with respect to the undertaking and agreement set forth in this clause (ii); (iii) the Manufacturer will continue to pay to the Assignor (or, if Continental shall have specified in a written notice to the Assignee and the Manufacturer that Continental is entitled to possession of the Aircraft, Continental) all payments which the Manufacturer may be required to make in respect of the Aircraft under the Purchase Agreement unless and until the Manufacturer shall have received written notice addressed to its Contracts Administrator, by mail to EMBRAER-Empresa Brasileira de Aeronautica S.A., Av. Brigadeiro Faria Lima, 2170, 12.227-901 Sao Jose dos Campos-SP, Brazil, or by fax to fax no: 55 12-3927-1257, that a Lease Event of Default has occurred and is continuing (which such notice from the Assignee shall be conclusive proof thereof to the Manufacturer and as to which the Manufacturer shall have no obligation to inquire), whereupon the Manufacturer will, until the Manufacturer shall have received notice in writing sent or addressed as aforesaid that a Lease Event of Default exists, make any and all payments and take any and all actions which it may be required thereafter to make or take in respect of the Aircraft under the Purchase Agreement and the right to receive which has been assigned under the Assignment directly to the Assignee at its address at MAC: U1228-120, 299 S. Main Street, 12th Floor, Salt Lake City, Utah 84111 , telecopy no. 801-246-5053; (iv) from and after the delivery of the Aircraft on the Delivery Date, the Manufacturer will not assert any lien or claim against the Aircraft or any part thereof arising with respect to or in connection with any work or other services performed before the delivery and acceptance of the Aircraft; and (v) the Manufacturer consents to the grant of a security interest in the Purchase Agreement pursuant to the Trust Indenture (as defined in Appendix A to the Lease).

      The Manufacturer hereby represents and warrants that (A) the Manufacturer is a corporation duly organized and existing in good standing under the laws of Brazil, (B) the making and performance of the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Manufacturer, do not require any stockholder approval, do not contravene the Manufacturer's By-Laws or any indenture, credit agreement or other contractual agreement to which the Manufacturer is a party or by which it is bound, and the making of the Purchase Agreement does not contravene any law binding on the Manufacturer, (C) the making and performance of this Consent and Agreement have been duly authorized by all necessary corporate action on the part of the Manufacturer, do not require any stockholder approval and do not contravene any law binding on the Manufacturer or contravene the Manufacturer's By-laws or any indenture, credit agreement or other contractual agreement to which the Manufacturer is a party or by which it is bound, (D) the Purchase Agreement constituted as of the date thereof and at all times thereafter to and including the date of this Consent and Agreement constitutes a binding obligation of the Manufacturer enforceable against the Manufacturer in accordance with its terms subject to:
(i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally) and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (E) this Consent and Agreement is a binding obligation of the Manufacturer enforceable against the Manufacturer in accordance with its terms subject to: (a) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). It is understood that the execution by the Manufacturer of this Consent and Agreement is subject to the condition that concurrently with execution and delivery hereof the Aircraft will be leased to Continental under the Lease Agreement.

       [The remainder of this page has been left blank intentionally.]

      This Consent and Agreement shall be governed by the laws of the State of New York, including all matters of construction, validity and performance, as applicable to contracts between citizens of the state to be performed wholly within that state, and without regard to conflicts of law rules other than
Section 5-1401 of the New York General Obligations Law.

      Dated as of December ___, 2003.

                                    EMBRAER-EMPRESA BRASILEIRA
                                    DE AERONAUTICA S.A.



                                    By
                                      ----------------------------------
                                      Title:



                                    By
                                      ----------------------------------
                                      Title:

                                 EXHIBIT D-2 to
                             NOTE PURCHASE AGREEMENT
                             -----------------------


                                     FORM OF
                              AMENDED AND RESTATED
                   PURCHASE AGREEMENT ASSIGNMENT NO. 2 - [TN]

      AMENDED AND RESTATED PURCHASE AGREEMENT ASSIGNMENT NO. 2 - [TN], dated as of [INSERT CLOSING DATE] (this "Restated Assignment"), between [PM LIMITED] [AERO LTD.], a Cayman Islands company (the "Assignor" or ["PM Limited"] ["Aero Ltd."]), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (the "Assignee"), and EXPRESSJET AIRLINES, INC., a Delaware corporation ("Express"), which amends and restates in its entirety the Original PAA No. 2 (as hereinafter defined).

                                    RECITALS

      WHEREAS, Express and EMBRAER-Empresa Brasileira de Aeronautica S.A., a corporation organized under the laws of Brazil ("Embraer"), have entered into the Purchase Agreement, pursuant to which, among other things, Embraer has agreed to manufacture and sell to Express, and Express has agreed to purchase from Embraer, certain aircraft, including the Aircraft (as defined in the Purchase Agreement Assignment No. 1 described below);

      WHEREAS, pursuant to a Purchase Agreement Assignment No. 1 - [TN], dated as of __________, ___ ("PAA No. 1"), between Express and [PM Limited] [Aero Ltd.], Express has, among other things, heretofore assigned to [PM Limited] [Aero Ltd.], with the consent of the Manufacturer, certain of its right, title and interest in, to and under the Purchase Agreement including, without limitation, the right to purchase the Aircraft from Embraer upon and subject to the terms and conditions set forth in the Purchase Agreement and PAA No. 1;

      WHEREAS, [PM Limited] [Aero Ltd.] has heretofore purchased the Aircraft from Embraer and, concurrently therewith, has heretofore sold the Aircraft to Wells Fargo Bank Northwest, National Association, acting not in its individual capacity but solely as Owner Trustee under the Trust Agreement [TN], dated as of _____, __, 2003 (the "Original Trust Agreement"), between Refine, Inc., as Owner Participant (the "Owner Participant"), and Wells Fargo Bank Northwest, National Association ("Wells Fargo"), as amended and restated in its entirety by that certain Amended and Restated Trust Agreement [TN], dated as of the date hereof, between the Owner Participant and Wells Fargo (the Original Trust Agreement, as so amended and restated, the "Amended and Restated Trust Agreement");

      WHEREAS, in connection with the sale of the Aircraft by [PM Limited] [Aero Ltd.] to the Owner Trustee and with the consent of the Manufacturer, [PM Limited] [Aero Ltd.] has, pursuant to the Purchase Agreement Assignment No. 2-[TN], dated as of ___, __ (the "PAA No. 2"), between [PM Limited] [Aero Ltd.]

and the Owner Trustee, heretofore transferred to the Owner Trustee all of [PM Limited's] [Aero Ltd.'s] present and future rights, title, obligations and interests in, to and under the Purchase Agreement as assigned by PAA No. 1, except for [PM Limited's] [Aero Ltd.'s] right to purchase the Aircraft from the Manufacturer pursuant to Section 2(a) of PAA No. 1;

      WHEREAS, the Owner Trustee desires to (i) issue Equipment Notes (as defined in Annex A to the Lease Agreement referred to herein) for the purpose of enabling the Owner Participant to repay, in part, the indebtedness relating to the acquisition of the Aircraft by the Owner Trustee, (ii) terminate the Lease Agreement [TN], dated as of the date of PAA No. 1 (the "Existing Lease"), between the Owner Trustee and Continental Airlines, Inc. ("Continental"), in connection therewith and (iii) re-lease the Aircraft to Continental pursuant to the Lease Agreement (as hereinafter defined); and

      WHEREAS, to facilitate the transactions described in the immediately preceding Whereas clause, [PM Limited] [Aero Ltd.] and the Assignee desire to amend and restate in its entirety PAA No. 2 on the terms and conditions hereof, Express desires to agree to the terms and provisions hereof and to certain changes to PAA No. 1, as provided herein, and the Manufacturer is willing to execute and deliver to the Assignee a Consent and Agreement to the provisions hereof in substantially the form attached hereto as Annex 1;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Assignor and the Assignee hereby agree to amend and restate PAA No.2 in its entirety upon the terms set forth herein, and the parties hereto further agree as follows:

      Section 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in PAA No. 1.

      Section 2. TRANSFER AND ASSUMPTION. The Assignor does hereby sell, assign and transfer to the Assignee all of the Assignor's present and future rights, title, obligations and interest in, to and under the Purchase Agreement as assigned by PAA No. 1, excluding the right to purchase the Aircraft from the Manufacturer (the "Assignor's Interest") and the Assignee hereby accepts the Assignor's Interest from the Assignor. The Assignee agrees that it shall be bound by all the terms of, and shall assume and undertake to perform all the obligations of, the Assignor with respect to the Assignor's Interest. For all purposes of PAA No. 1 and this Restated Assignment, Express, the Assignor and the Assignee hereby agree that:

            (I) the "Lease" or "Lease Agreement" referred to in PAA No. 1 shall be deemed to refer to the Lease Agreement [TN], dated as of the date hereof (as the same may be amended, modified or supplemented, the "Lease Agreement"), between the Owner Trustee and Continental, providing for the lease of the Aircraft;

            (II) the Participation Agreement referred to in Paragraph 4 of PAA No. 1 shall be deemed to refer to the Participation Agreement defined in Annex A to the Existing Lease;

            (III) Continental, in lieu of Express, shall have the rights referred to in clause (iii)(B) of the first paragraph of Section 2 of PAA No. 1 after notice by Continental to the Manufacturer that Continental is entitled to possession of the Aircraft;

            (IV) Continental, in lieu of Express, shall be entitled to exercise the rights of Express under the second paragraph of Section 2 of PAA No. 1 after notice by Continental to the Manufacturer that Continental is entitled to possession of the Aircraft; and

            (V) the Manufacturer shall not be deemed to have knowledge of, and need not recognize nor take any action with respect to, the termination of Express's rights under PAA No. 1 by Continental to the extent permitted hereunder or thereunder unless and until the Manufacturer shall have received from Continental, as required by the terms of this Restated Assignment, written notice (including notice by fax) thereof and, in acting in accordance with the terms and conditions of the Purchase Agreement and this Restated Assignment and PAA No. 1, the Manufacturer may act in accordance with and conclusively rely upon any such notice.

      Section 3. CONFIDENTIAL TREATMENT. The Assignee and the Assignor agree that the provisions of Paragraph 8 of PAA No. 1 are hereby terminated and superseded by the provisions of this Section 3 and, in furtherance thereof, agree that they will not disclose to any third party (other than their direct and indirect parent companies) the terms of the Purchase Agreement (whether or not related to the Aircraft) or PAA No. 1 or this Restated Assignment, except
(a) as required by applicable law, judicial proceeding or governmental regulation, (b) in the case of the Assignee, as required for the assignment of its rights under this Restated Assignment in accordance with the provisions of
Article 16 of the Purchase Agreement, (c) with the prior written consent of Express, the Assignor and the Manufacturer, which consent shall not be unreasonably withheld with respect to a prospective bona fide purchaser of the Aircraft, (d) to prospective and permitted transferees of Owner Participant's interest or their or Owner Participant's respective counsel or special counsel, independent insurance brokers, auditors, or other agents, (e) as otherwise permitted by the Operative Agreements (as defined in Annex A to the Lease), or
(f) to such other Persons as are reasonably deemed necessary by the disclosing party for the purposes of enforcing such documents by such party; PROVIDED that any such disclosure under this sentence shall be made only to the extent necessary to meet the specific requirements or needs of the Assignee or [PM Limited] [Aero Ltd.], as the case may be. Any disclosure as contemplated in (b),
(c) or (d) above shall include a requirement that the entity to which the information is disclosed shall be subject to obligations of nondisclosure with respect to such information substantially the same as those contained herein.

      Section 4. ASSIGNMENT TO MORTGAGEE. The right, title and interest of the Assignee in and to this Restated Assignment has, contemporaneously with the execution and delivery hereof, been assigned to and is subject to a security interest in favor of the Mortgagee (as such terms and the other capitalized terms used hereinafter in this sentence are defined in Appendix A to the Lease) under the Trust Indenture, for the benefit of the Loan Participants and the Note Holders referred to the Trust Indenture, all to the extent provided in such Trust Indenture. The Assignor hereby consents to such assignment and to the creation of such security interest in and to this Restated Assignment.

      Section 5. NOTICES. Any notices provided for in PAA No. 1 shall be delivered to the Assignee at the following address or such other place as the Assignee may designate in accordance with PAA No. 1:

                  Wells Fargo Bank Northwest,
                  National Association
                  MAC: U1228-120
                  Attn:  Corporate Trust Dept.
                  299 S. Main Street, 12th Floor
                  Salt Lake City, UT 84111
                  Facsimile:  801-246-5053

      Section 6. HEADINGS. The headings of the Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 7. GOVERNING LAW. THIS RESTATED ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAWS RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      Section 8. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      Section 9. PURCHASE AGREEMENT. The rights and obligations of the parties hereto are subject to the terms and conditions of the Purchase Agreement.

             [Remainder of the Page is Intentionally Left Blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Restated Assignment to be duly executed as of the day and year first written above.


                                          [PM LIMITED] [AERO LTD.], as
                                             Assignor


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          WELLS FARGO BANK
                                            NORTHWEST, NATIONAL
                                            ASSOCIATION, not in its
                                            individual capacity but solely as
                                            Owner Trustee, as Assignee


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          EXPRESSJET AIRLINES, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Annex 1 to Amended
and Restated Purchase
Agreement Assignment No. 2 - [TN]

                       CONSENT AND AGREEMENT NO. 2 - [TN]

      The undersigned, EMBRAER-EMPRESA BRASILEIRA DE AERONAUTICA S.A., a corporation organized and existing under the laws of Brazil, hereby acknowledges notice of and consents to all of the terms of the foregoing Amended and Restated Purchase Agreement Assignment No. 2 - [TN], dated as of December __, 2003, by and among [PM LIMITED] [AERO LTD.], WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee, and EXPRESSJET AIRLINES, INC., to the extent they relate to the Manufacturer (herein called the "Assignment No. 2", the defined terms therein being hereinafter used with the same meaning) and hereby confirms to the Assignee that: (i) all representations, warranties, indemnities and agreements of the Manufacturer under the Purchase Agreement with respect to the Aircraft shall inure to the benefit of the Assignee to the same extent as if originally named the "Buyer" therein, subject to the terms and conditions of the Assignment No. 2, the Purchase Agreement and PAA No. 1; (ii) the Assignee shall not be liable for any of the obligations or duties of Express under the Purchase Agreement, nor shall the Assignment No. 2 give rise to any duties or obligations whatsoever on the part of the Assignee owing to the Manufacturer except for the Assignee's agreement to the effect that in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Aircraft or other things (including without limitation data, documents and services) delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee to the same extent as if the Assignee had been the original "Buyer" thereunder, and with respect to such agreement the Manufacturer agrees that, anything contained in the Purchase Agreement or the Assignment No. 2 to the contrary notwithstanding, so long as the Manufacturer shall not have received notice that a Lease Event of Default has occurred and is continuing, the Assignee shall not have any responsibility to the Manufacturer for failure to comply with any of the terms of the Purchase Agreement with respect to the Aircraft while under lease to Continental so long as the Assignee acts upon the written instructions of Express (or, if Continental shall have specified in a written notice to the Assignee and the Manufacturer that Continental is entitled to possession of the Aircraft, Continental) (to which instructions the Manufacturer understands it shall have access on request); PROVIDED that no person other than the Manufacturer shall have any rights against the Assignee with respect to the undertaking and agreement set forth in this clause (ii); (iii) the Manufacturer will continue to pay to Express (or, if Continental shall have specified in a written notice to the Assignee and the Manufacturer that Continental is entitled to possession of the Aircraft, Continental) all payments which the Manufacturer may be required to make in respect of the Aircraft under the Purchase Agreement unless and until the Manufacturer shall have received written notice addressed to its Contracts Administrator, by mail to EMBRAER-Empresa Brasileira de Aeronautica S.A., Av. Brigadeiro Faria Lima, 2170, 12.227-901 Sao Jose dos Campos-SP, Brazil, or by fax to fax no: 55 12-3927-1257, that a Lease Event of

Default has occurred and is continuing (which such notice from the Assignee shall be conclusive proof thereof to the Manufacturer and as to which the Manufacturer shall have no obligation to inquire), whereupon the Manufacturer will, until the Manufacturer shall have received notice in writing sent or addressed as aforesaid that no Lease Event of Default exists, make any and all payments and take any and all actions which it may be required thereafter to make or take in respect of the Aircraft under the Purchase Agreement and the right to receive which has been assigned under the Assignment No. 2 directly to the Assignee at its address at MAC: U1228-120, 299 S. Main Street, 12th Floor, Salt Lake City, Utah 84111 , telecopy no. 801-246-5053; (iv) from and after the delivery of the Aircraft on the Delivery Date, the Manufacturer will not assert any lien or claim against the Aircraft or any part thereof arising with respect to or in connection with any work or other services performed before the delivery and acceptance of the Aircraft; and (v) the Manufacturer consents to the grant of a security interest in the Purchase Agreement pursuant to the Trust Indenture (as defined in Appendix A to the Lease).

      The Manufacturer hereby represents and warrants that (A) the Manufacturer is a corporation duly organized and existing in good standing under the laws of Brazil, (B) the making and performance of the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Manufacturer, do not require any stockholder approval, do not contravene the Manufacturer's By-Laws or any indenture, credit agreement or other contractual agreement to which the Manufacturer is a party or by which it is bound, and the making of the Purchase Agreement does not contravene any law binding on the Manufacturer, (C) the making and performance of this Consent and Agreement have been duly authorized by all necessary corporate action on the part of the Manufacturer, do not require any stockholder approval and do not contravene any law binding on the Manufacturer or contravene the Manufacturer's By-laws or any indenture, credit agreement or other contractual agreement to which the Manufacturer is a party or by which it is bound, (D) the Purchase Agreement constituted as of the date thereof and at all times thereafter to and including the date of this Consent and Agreement constitutes a binding obligation of the Manufacturer enforceable against the Manufacturer in accordance with its terms subject to:
(i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally) and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (E) this Consent and Agreement is a binding obligation of the Manufacturer enforceable against the Manufacturer in accordance with its terms subject to: (a) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). It is understood that the execution by the Manufacturer of this Consent and Agreement is subject to the condition that concurrently with execution and delivery hereof the Aircraft will be leased to Continental under the Lease Agreement.

       [The remainder of this page has been left blank intentionally.]

      This Consent and Agreement shall be governed by the laws of the State of New York, including all matters of construction, validity and performance, as applicable to contracts between citizens of the state to be performed wholly within that state, and without regard to conflicts of law rules other than
Section 5-1401 of the New York General Obligations Law.

      Dated as of December ___, 2003.

                                    EMBRAER-EMPRESA BRASILEIRA
                                    DE AERONAUTICA S.A.



                                    By
                                      ----------------------------------
                                       Title:



                                    By
                                      ----------------------------------
                                       Title:

                                  EXHIBIT E to
                             NOTE PURCHASE AGREEMENT
                             -----------------------

                             FORM OF TRUST AGREEMENT

                               (Filed Separately)

                                  EXHIBIT F to
                            NOTE PURCHASE AGREEMENT
                            -----------------------

                                 DELIVERY NOTICE


                                Dated as of [ID]



To each of the addressees listed
      in Schedule A hereto

            RE: DELIVERY NOTICE IN ACCORDANCE WITH NOTE PURCHASE AGREEMENT REFERRED TO BELOW

Ladies and Gentlemen:

      Reference is made to the Note Purchase Agreement, dated as of December 10, 2003, among Continental Airlines, Inc. (the "COMPANY"), Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreement (as defined therein) (the "PASS THROUGH TRUSTEE"), Wilmington Trust Company, as Subordination Agent (the "SUBORDINATION AGENT"), Wells Fargo Bank Northwest, National Association, as Escrow Agent (the "ESCROW AGENT") and Wilmington Trust Company, as Paying Agent (the "PAYING AGENT") (as in effect from time to time, the "NOTE PURCHASE AGREEMENT"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

      Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Embraer Model EMB-145 XR aircraft with manufacturer's serial number [MSN] (the "AIRCRAFT"), of the following:

(1)   The Scheduled Closing Date of the Aircraft is [_________]; and

(2) The principal amount of the Equipment Notes to be issued, and purchased by the Pass Through Trustee on such Scheduled Closing Date, in connection with the financing of such Aircraft is $[_______].


      The Company hereby instructs the Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the Escrow Agent.1

      The Company hereby instructs the Pass Through Trustee to (i) purchase Equipment Notes in an amount set forth in clause (2) above with a portion of the proceeds [of the withdrawals of Deposits referred to in the Notice of Purchase Withdrawal referred to above]2 received on the Scheduled Closing Date from the Underwriters]3 and (ii) re-deposit with the Depositary any amount not used on the Scheduled Closing Date to purchase Equipment Notes.

      The Company hereby instructs the Pass Through Trustee to (a) enter into the Participation Agreement [TN] dated as of [__________] among the Company, as Lessee, Wilmington Trust Company, as Mortgagee and Loan Participant, Wells Fargo Bank Northwest, National Association, as Owner Trustee and Lessor, Refine, Inc., as Owner Participant, and Embraer-Empresa Brasileira de Aeronautica, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to the Pass Through Trustee as required thereby.

Yours faithfully,

Continental Airlines, Inc.


By:
   -----------------------
   Name:
   Title:













----------------------------

1. Eliminate if the Scheduled Closing Date is the Issuance Date.

2. Eliminate if the Scheduled Closing Date is the Issuance Date.

3. Insert if the Scheduled Closing Date is the Issuance Date.

                                   SCHEDULE A

Wilmington Trust Company, as
   Pass Through Trustee, Subordination
   Agent and Paying Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration
Facsimile:  (302) 651-8882

Wells Fargo Bank Northwest, National Association,
 MAC:U1228-120 as Escrow Agent
299 South Main Street, 12th Floor
Salt Lake City, Utah  84111
Attention:  Corporate Trust Services
Facsimile:  (801) 246-5053

Citibank, N.A., as Depositary
111 Wall Street
14th Floor, Zone 3
New York, New York
Attention:  Barbara Bennett
Facsimile:  (212) 657-2762

Standard & Poor's Ratings Services
55 Water Street, 35th Floor
New York, New York 10004
Attention:  Michael K. Vernier
Facsimile:  (212) 438-6632

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007
Attention:  Richard Bittenbender
Facsimile:  (212) 553-3855

                                                                         Annex A


                             WITHDRAWAL CERTIFICATE


                Wells Fargo Bank Northwest, National Association
                                 as Escrow Agent

Ladies and Gentlemen:

            Reference is made to the Escrow and Paying Agent Agreement, dated as of December 10, 2003 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit by facsimile to the Depositary, at
(212) 657-2762, Attention: Barbara Bennett. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.



                                    Very truly yours,

                                    WILMINGTON TRUST COMPANY,
                                    not in its individual capacity but
                                    solely as Pass Through Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



Dated:  As of ____________, 200_

                                                                       Exhibit A


                          NOTICE OF PURCHASE WITHDRAWAL


CITIBANK, N.A.
111 Wall Street
14th Floor, Zone 3
New York, New York  10005
Attention: Barbara Bennett
Telecopier:  212-657-2762


Ladies and Gentlemen:

            Reference is made to the Deposit Agreement dated as of December 10, 2003 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Citibank, N.A., as Depositary (the "DEPOSITARY").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. [____________].

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________], Account No. [_____], Reference: [_________]
on [_________ __, 200__], upon the telephonic request of a representative of the Pass Through Trustee.


                                          WELLS FARGO BANK NORTHWEST,
                                            NATIONAL ASSOCIATION,
                                            as Escrow Agent


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:
Dated: As of _______ __, 200_